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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-8 of our report dated May 24, 1996, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1996.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 2, 1996